Exhibit 99.1

2U, Inc. Reports Results for Third Quarter 2020

Delivers organic revenue growth of 31%

Reports significant improvement to profitability measures

Provides full-year guidance for 2020

LANHAM, Md. — October 27, 2020 — 2U, Inc. (Nasdaq: TWOU), a global leader in education technology, today reported financial and operating results for the third quarter ended September 30, 2020.

Results for Third Quarter 2020 Compared to Third Quarter 2019

•	Revenue increased 31% to $201.1 million

•	Graduate Program Segment revenue increased 18% to $122.0 million

•	Alternative Credential Segment revenue increased 57% to $79.1 million

•	Net loss decreased $88.6 million to $52.6 million, or $0.77 per share

•	Total cash balance increased to $499.6 million

Non-GAAP Results for Third Quarter 2020 Compared to Third Quarter 2019

•	Adjusted net loss improved by $9.7 million to $16.6 million, or $0.24 per share

•	Adjusted EBITDA improved by $14.4 million to $3.7 million

“2U’s evolution over the past few years puts us in an excellent position to meet the needs of lifelong learners,” Co-Founder and Chief Executive Officer, Christopher “Chip” Paucek said. “Today, we are a digital enabler bringing product strategy, technology capabilities, data analysis, marketing expertise, and student and faculty support to the best non-profit universities in the world. We are operating at the nexus of the future of education and the future of work, and the impact of accelerating demand is becoming increasingly evident in our operating results across the portfolio.”

“Our results for the quarter reflect the strong leading indicators we discussed in our last two earnings reports,” said Chief Financial Officer, Paul Lalljie. “Organic revenue accelerated, we continued to make progress on our profitability and free cash flow goals, and we have enhanced our liquidity position. With better visibility into the remainder of the year and continued confidence in the fundamentals of our business, we are pleased to reintroduce annual guidance.”

Discussion of Third Quarter 2020 Results

Revenue totaled $201.1 million, a 31% increase from $153.8 million in the third quarter of 2019. Graduate Program Segment revenue grew 18% to $122.0 million, primarily driven by a 17% increase in full course equivalent (“FCE”) enrollments. Alternative Credential Segment revenue grew 57% to $79.1 million, driven by a 57% increase in FCE enrollments.

Costs and expenses totaled $247.0 million, a 13% increase from $218.4 million in the third quarter of 2019 (excluding the impact of a $70.4 million impairment charge in the third quarter of 2019). The increase in costs was primarily driven by higher personnel and personnel-related expenses, curriculum and teaching costs, and depreciation and amortization expense. These increases were partially offset by savings related to efficiency initiatives and COVID-19 related savings, particularly from travel and related expense.

As of September 30, 2020, the company’s cash, cash equivalents and restricted cash totaled $499.6 million, an increase of $309.7 million from $189.9 million as of December 31, 2019. The cash balance as of September 30, 2020 reflects net proceeds from the August 2020 offering of the company’s common stock.

Business Outlook for Fiscal Year 2020

While recognizing that the COVID-19 pandemic continues to evolve, the company believes that increasing student and university demand for high-quality online education will continue. The company expects it will continue to drive growth in this dynamic environment, as evidenced by its strong performance in the third quarter of 2020 and its momentum entering the fourth quarter. With 2U’s increased visibility into the balance of fiscal year 2020, the company is providing annual guidance. Going forward, the company expects to provide annual guidance, updated quarterly, if necessary.

For the full year of 2020, the company expects:

•	Revenue to range from $760.0 million to $775.0 million, or growth of 32% to 35%

•	Net loss to range from $225.0 million to $210.0 million

•	Adjusted EBITDA to range from $7.0 million to $14.0 million

Non-GAAP Measures

To provide investors and others with additional information regarding 2U’s results, the company has disclosed the following non-GAAP financial measures: adjusted EBITDA (loss), unlevered free cash flow, adjusted net income (loss), and adjusted net income (loss) per share. The company has provided a reconciliation of each non-GAAP financial measure used in this earnings release to the most directly comparable GAAP financial measure. The company defines adjusted EBITDA (loss) as net income or net loss, as applicable, before net interest income (expense), foreign currency gains or losses, taxes, depreciation and amortization expense, deferred revenue fair value adjustments, transaction costs, integration costs, restructuring-related costs, stockholder activism costs, certain litigation-related costs, consisting of fees for certain litigation and other proceedings, impairment charges, losses on debt extinguishment, and stock-based compensation expense. The company defines unlevered free cash flow as net cash provided by (used in) operating activities, less capital expenditures, payments to university clients, certain non-ordinary cash payments, and cash interest payments on debt. The company defines adjusted net income (loss) as net income or net loss, as applicable, before foreign currency gains or losses, acquisition-related gains or losses, deferred revenue fair value adjustments, transaction costs, integration costs, restructuring-related costs, stockholder activism costs, certain litigation-related costs, consisting of fees for certain litigation and other proceedings, impairment charges, losses on debt extinguishment, and stock-based compensation expense. Adjusted net income (loss) per share is calculated as adjusted net income (loss) divided by diluted weighted-average shares of common stock outstanding for periods that result in adjusted net income, and basic weighted-average shares outstanding for periods that result in an adjusted net loss. Some of the adjustments described in the definitions of adjusted EBITDA (loss), unlevered free cash flow, and adjusted net income (loss) may not be applicable in any given reporting period and they may vary from period to period. For example, in this quarter the company is excluding certain litigation-related costs, consisting of fees for certain litigation and other proceedings.

The company’s management uses these non-GAAP financial measures to understand and compare operating results across accounting periods, to understand cash that is generated by or available for operational expenses and investment in the business after capital expenditures, for internal budgeting and forecasting purposes, for short- and long-term operating plans, and to evaluate the company’s financial performance. Management believes these non-GAAP financial measures reflect the company’s ongoing business in a manner that allows for meaningful period-to-period comparisons and analysis of trends in the company’s business as they exclude expenses that are not reflective of ongoing operating results. Management also believes that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating the company’s operating results and prospects in the same manner as management and in comparing financial results across accounting periods and to those of peer companies.

The use of adjusted EBITDA (loss), unlevered free cash flow, adjusted net income (loss), and adjusted net income (loss) per share measures has certain limitations, as they do not reflect all items of income and expense that affect the company’s operations. The company compensates for these limitations by reconciling the non-GAAP financial measures to the most directly comparable GAAP financial measures. These non-GAAP financial measures should be considered in addition to, not as a substitute for or in isolation from, measures prepared in accordance with GAAP. Further, these non-GAAP measures may differ from the non-GAAP information used by other companies, including peer companies, and therefore comparability may be limited. Management encourages investors and others to review the company’s financial information in its entirety and not rely on a single financial measure.

Conference Call Information

What:	2U, Inc.’s third quarter 2020 financial results conference call
When:	Tuesday, October 27, 2020
Time:	4:30 p.m. ET
Live Call:	(877) 359-9508
Webcast:	investor.2U.com

About 2U, Inc. (Nasdaq: TWOU)

Eliminating the back row in higher education is not just a metaphor—it’s our mission. For more than a decade, 2U, Inc., a global leader in education technology, has been a trusted partner and brand steward of great universities. We build, deliver, and support more than 475 digital and in-person educational offerings, including undergraduate and graduate degrees, professional certificates, Trilogy-powered boot camps, and GetSmarter short courses. Together with our partners, 2U has positively transformed the lives of more than 275,000 students and lifelong learners. To learn more, visit 2U.com. #NoBackRow

Cautionary Language Concerning Forward-Looking Statements

This press release contains forward-looking statements regarding 2U, Inc.’s future business expectations, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts contained in this press release, including statements regarding future results of operations and financial position of 2U, including financial targets, business strategy, and plans and objectives for future operations, are forward-looking statements. 2U has based these forward-looking statements largely on its estimates of its financial results and its current expectations and projections about future events and financial trends that it believes may affect its financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs as of the date of this press release. The company undertakes no obligation to update these statements as a result of new information or future events. These forward-looking statements are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from the results predicted, including, but not limited to:

•	trends in the higher education market and the market for online education, and expectations for growth in those markets;

•	the acceptance, adoption and growth of online learning by colleges and universities, faculty, students, employers, accreditors and state and federal licensing bodies;

•	the impact of competition on the company’s industry and innovations by competitors;

•	the company’s ability to comply with evolving regulations and legal obligations related to data privacy, data protection and information security;

•	the company’s expectations about the potential benefits of its cloud-based software-as-a-service technology and technology-enabled services to university clients and students;

•	the company’s dependence on third parties to provide certain technological services or components used in its platform;

•	the company’s expectations about the predictability, visibility and recurring nature of its business model;

•	the company’s ability to meet the anticipated launch dates of its degree programs, short courses and boot camps;

•	the company’s ability to acquire new university clients and expand its degree programs, short courses and boot camps with existing university clients;

•	the company’s ability to successfully integrate the operations of its acquisitions, including Trilogy, to achieve the expected benefits of its acquisitions and manage, expand and grow the combined company;

•	the company’s ability to refinance its indebtedness on attractive terms, if at all, to better align with its focus on profitability;

•	the company’s ability to service its substantial indebtedness and comply with the covenants and conversion obligations contained in the indenture governing its convertible senior notes and the credit agreement governing its revolving credit facility;

•	the company’s ability to generate sufficient future operating cash flows from recent acquisitions to ensure related goodwill is not impaired;

•	the company’s ability to execute its growth strategy in the international, undergraduate and non-degree alternative markets;

•	the company’s ability to continue to recruit prospective students for its offerings;

•	the company’s ability to maintain or increase student retention rates in its degree programs;

•	the company’s ability to attract, hire and retain qualified employees;

•	the company’s expectations about the scalability of its cloud-based platform;

•	potential changes in regulations applicable to the company or its university clients;

•	the company’s expectations regarding the amount of time its cash balances and other available financial resources will be sufficient to fund its operations;

•	the impact and cost of stockholder activism;

•	the impact of any natural disasters or public health emergencies, such as the coronavirus disease 2019 (“COVID-19”) pandemic;

•	the company’s expectations regarding the effect of the capped call transactions and regarding actions of the option counterparties and/or their respective affiliates; and

•	other factors beyond the company’s control.

These and other potential risks and uncertainties that could cause actual results to differ from the results predicted are more fully detailed under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2019, as amended and supplemented by risks and uncertainties under the heading “Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2020 and other SEC filings. Moreover, 2U operates in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for 2U management to predict all risks, nor can 2U assess the impact of all factors on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements 2U may make. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this press release may not occur and actual results could differ materially and adversely from those anticipated.

Investor Relations Contact: Ken Goff, 2U, Inc., investorinfo@2U.com

Media Contact: Glenda Felden, 2U, Inc., media@2U.com

2U, Inc.

Condensed Consolidated Balance Sheets

(in thousands, except share and per share amounts)

	September 30, 2020	December 31, 2019
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$481,329	$170,593
Restricted cash	18,235	19,276
Accounts receivable, net	95,756	33,655
Prepaid expenses and other assets	40,270	37,424
Total current assets	635,590	260,948
Property and equipment, net	53,603	57,643
Right-of-use assets	53,453	43,401
Goodwill	407,860	418,350
Amortizable intangible assets, net	316,405	333,075
Other assets, non-current	85,867	73,413
Total assets	$1,552,778	$1,186,830
Liabilities and stockholders’ equity
Current liabilities
Accounts payable and accrued expenses	$84,404	$65,381
Accrued compensation and related benefits	44,484	21,885
Deferred revenue	91,783	48,833
Lease liability	9,185	7,320
Other current liabilities	17,100	12,535
Total current liabilities	246,956	155,954
Long-term debt	268,224	246,620
Deferred tax liabilities, net	2,134	5,133
Lease liability, non-current	75,621	66,974
Other liabilities, non-current	8,270	899
Total liabilities	601,205	475,580
Stockholders’ equity
Preferred stock, $0.001 par value, 5,000,000 shares authorized, none issued	—	—
Common stock, $0.001 par value, 200,000,000 shares authorized, 71,294,706 shares issued and outstanding as of September 30, 2020; 63,569,109 shares issued and outstanding as of December 31, 2019	71	63
Additional paid-in capital	1,629,565	1,197,379
Accumulated deficit	(658,215)	(479,388)
Accumulated other comprehensive loss	(19,848)	(6,804)
Total stockholders’ equity	951,573	711,250
Total liabilities and stockholders’ equity	$1,552,778	$1,186,830

2U, Inc.

Condensed Consolidated Statements of Operations and Comprehensive Loss

(in thousands, except share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
	(unaudited)
Revenue	$201,073	$153,798	$559,239	$411,493
Costs and expenses
Curriculum and teaching	30,153	21,336	76,887	41,345
Servicing and support	32,536	27,351	93,363	71,518
Technology and content development	40,223	34,132	113,040	79,969
Marketing and sales	100,068	93,521	297,624	260,231
General and administrative	44,000	42,040	127,207	93,471
Impairment charge	—	70,379	—	70,379
Total costs and expenses	246,980	288,759	708,121	616,913
Loss from operations	(45,907)	(134,961)	(148,882)	(205,420)
Interest income	713	924	1,380	5,087
Interest expense	(7,564)	(5,651)	(19,575)	(8,130)
Loss on debt extinguishment	—	—	(11,671)	—
Other income (expense), net	42	(710)	(1,659)	(1,093)
Loss before income taxes	(52,716)	(140,398)	(180,407)	(209,556)
Income tax benefit (expense)	162	(714)	1,580	18,918
Net loss	$(52,554)	$(141,112)	$(178,827)	$(190,638)
Net loss per share, basic and diluted	$(0.77)	$(2.23)	$(2.69)	$(3.14)
Weighted-average shares of common stock outstanding, basic and diluted	68,580,439	63,358,890	66,368,686	60,690,536
Other comprehensive income (loss)
Foreign currency translation adjustments, net of tax of $0 for all periods presented	1,667	(5,856)	(13,044)	(3,985)
Comprehensive loss	$(50,887)	$(146,968)	$(191,871)	$(194,623)

2U, Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

	Nine Months Ended September 30,
	2020	2019
	(unaudited)
Cash flows from operating activities
Net loss	$(178,827)	$(190,638)
Adjustments to reconcile net loss to net cash used in operating activities:
Non-cash interest expense	13,161	883
Depreciation and amortization expense	71,406	46,639
Stock-based compensation expense	63,962	36,086
Non-cash lease expense	11,181	8,407
Provision for credit losses	2,703	1,785
Impairment charge	—	70,379
Loss on debt extinguishment	11,671	—
Changes in operating assets and liabilities, net of assets and liabilities acquired:
Accounts receivable, net	(65,095)	(39,743)
Payments to university clients	2,171	(22,257)
Prepaid expenses and other assets	(17,153)	(6,760)
Accounts payable and accrued expenses	15,281	12,712
Accrued compensation and related benefits	22,737	(109)
Deferred revenue	43,138	20,162
Other liabilities, net	(5,680)	(24,263)
Other	2,486	1,056
Net cash used in operating activities	(6,858)	(85,661)
Cash flows from investing activities
Purchase of a business, net of cash acquired	(949)	(388,004)
Additions of amortizable intangible assets	(46,750)	(50,950)
Purchases of property and equipment	(5,516)	(11,306)
Purchase of investments	—	(10,000)
Proceeds from maturities of investments	—	25,000
Advances made to university clients	—	(100)
Advances repaid by university clients	925	350
Net cash used in investing activities	(52,290)	(435,010)
Cash flows from financing activities
Proceeds from issuance of common stock, net of offering costs	299,796	—
Proceeds from debt	371,681	243,726
Payments on debt	(250,479)	—
Payment of debt issuance costs	(3,419)	(1,953)
Purchases of capped calls in connection with issuance of convertible senior notes	(50,540)	—
Prepayment premium on extinguishment of senior secured term loan facility	(2,528)	—
Proceeds from exercise of stock options	3,123	2,942
Tax withholding payments associated with settlement of restricted stock units	(470)	(2,573)
Proceeds from employee stock purchase plan share purchases	1,771	1,895
Payments for acquisition of amortizable intangible assets	—	(1,283)
Net cash provided by financing activities	368,935	242,754
Effect of exchange rate changes on cash	(92)	(1,025)
Net increase (decrease) in cash, cash equivalents and restricted cash	309,695	(278,942)
Cash, cash equivalents and restricted cash, beginning of period	189,869	449,772
Cash, cash equivalents and restricted cash, end of period	$499,564	$170,830

2U, Inc.

Reconciliation of Non-GAAP Measures

(unaudited)

The following table presents a reconciliation of net loss to adjusted net loss and adjusted EBITDA (loss), for each of the periods indicated:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
	(in thousands, except share and per share amounts)
Net loss	$(52,554)	$(141,112)	$(178,827)	$(190,638)
Stock-based compensation expense	22,001	16,535	63,962	36,086
Foreign currency (gain) loss	(42)	710	1,659	1,093
Amortization of acquired intangible assets	10,669	11,096	32,057	17,863
Income tax benefit on amortization of acquired intangible assets	(347)	(393)	(1,057)	(1,165)
Acquisition-related income tax benefit	—	1,504	—	(17,758)
Loss on debt extinguishment	—	—	11,671	—
Impairment charge	—	70,379	—	70,379
Other*	3,682	15,036	10,835	23,412
Adjusted net loss	(16,591)	(26,245)	(59,700)	(60,728)
Net interest expense	6,851	4,727	18,195	3,043
Income tax expense (benefit)	185	(397)	(523)	5
Depreciation and amortization expense	13,267	11,192	39,349	28,776
Adjusted EBITDA (loss)	$3,712	$(10,723)	$(2,679)	$(28,904)

Net loss per share, basic and diluted	$(0.77)	$(2.23)	$(2.69)	$(3.14)
Adjusted net loss per share, basic and diluted	$(0.24)	$(0.41)	$(0.90)	$(0.97)
Weighted-average shares of common stock outstanding, basic and diluted	68,580,439	63,358,890	66,368,686	60,690,536

*	Includes (i) transaction and integration costs of $0.4 million and $2.5 million in the three months ended September 30, 2020 and 2019, respectively and $1.5 million and $7.0 million in the nine months ended September 30, 2020 and 2019, respectively, (ii) restructuring-related costs of $2.7 million and $6.6 million in the three months ended September 30, 2020 and 2019, respectively and $3.2 million and $7.2 million in the nine months ended September 30, 2020 and 2019, respectively, (iii) stockholder activism costs of $5.6 million in the nine months ended September 30, 2020, (iv) litigation-related costs of $0.6 million in each of the three- and nine-month periods ended September 30, 2020, and (v) deferred revenue fair value adjustments of $5.9 million and $9.3 million in the three and nine months ended September 30, 2019, respectively.

2U, Inc.

Reconciliation of Non-GAAP Measures

(unaudited)

The following table presents a reconciliation of net cash provided by (used in) operating activities to unlevered free cash flow for each of the twelve-month periods indicated:

	Twelve Months Ended
	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019
	(in thousands)
Net cash provided by (used in) operating activities	$26,829	$(10,669)	$(29,309)	$(51,974)
Additions to amortizable intangible assets	(60,723)	(64,990)	(67,161)	(64,923)
Purchases of property and equipment	(7,627)	(9,536)	(12,693)	(13,421)
Payments on acquisition of amortizable intangible assets	(897)	(897)	(897)	(2,180)
Payments to university clients	4,100	7,500	14,925	26,100
Non-ordinary cash payments*	17,153	17,874	19,544	13,989
Free cash flow	(21,165)	(60,718)	(75,591)	(92,409)
Cash interest payments on debt	11,270	16,475	17,064	12,147
Unlevered free cash flow	$(9,895)	$(44,243)	$(58,527)	$(80,262)

*	Includes transaction, integration, restructuring-related, stockholder activism, and litigation-related costs.

2U, Inc.

Reconciliation of Non-GAAP Measures

(unaudited)

The following table presents a reconciliation of net loss guidance to adjusted EBITDA guidance, at the midpoint of the ranges provided by the company, for the period indicated:

Year Ending December 31,
2020
(in millions)
Net loss	$(217.5)
Stock-based compensation expense	84.0
Foreign currency loss	1.6
Amortization of acquired intangible assets	43.0
Income tax benefit on amortization of acquired intangible assets	(1.4)
Loss on debt extinguishment	11.7
Other*	11.8
Adjusted net loss	(66.8)
Net interest expense	25.0
Income tax benefit	(0.2)
Depreciation and amortization expense	52.5
Adjusted EBITDA	$10.5

*	Includes $2.0 million of transaction and integration costs, $3.2 million of restructuring-related costs, $5.6 million of stockholder activism costs, and $1.0 million of litigation-related costs.

2U, Inc.

Key Financial Performance Metrics

(unaudited)

Full Course Equivalent Enrollments

Graduate Program Segment

The following table sets forth the FCE enrollments and average revenue per FCE enrollment in the company’s Graduate Program Segment for the last eight quarters.

	Q3 ‘20	Q2 ‘20	Q1 ‘20	Q4 ‘19	Q3 ‘19	Q2 ‘19	Q1 ‘19	Q4 ‘18
Graduate Program Segment FCE enrollments	47,842	46,142	45,734	41,704	40,910	39,180	39,512	34,695
Graduate Program Segment average revenue per FCE enrollment	$2,551	$2,507	$2,590	$2,595	$2,527	$2,588	$2,637	$2,792

Alternative Credential Segment

The following table sets forth the FCE enrollments and average revenue per FCE enrollment in the company’s Alternative Credential Segment for the last eight quarters.

	Q3 ‘20	Q2 ‘20	Q1 ‘20	Q4 ‘19	Q3 ‘19	Q2 ‘19	Q1 ‘19	Q4 ‘18
Alternative Credential Segment FCE enrollments	23,067	20,435	15,141	14,639	14,729	12,662	9,128	9,041
Alternative Credential Segment average revenue per FCE enrollment*	$3,426	$3,279	$3,766	$3,883	$3,825	$2,955	$1,979	$2,015

*	The Trilogy acquisition was completed on May 22, 2019. Average revenue per FCE enrollment for the company’s Alternative Credential Segment includes $3.3 million, $6.0 million and $1.9 million of purchase accounting adjustments for the second, third and fourth quarters of 2019, respectively.